Exhibit 99.2

Vista Equity Partners Completes Acquisition of Websense

SAN DIEGO—June 25, 2013— Vista Equity Partners today completed the acquisition of Websense, Inc. announced on May 20, 2013.

“We are excited to have closed this transaction and look forward to taking Websense to the next level,” said Robert F. Smith, CEO and founder of Vista Equity Partners. “Websense provides a great opportunity to combine our proven operating philosophies with the market-leading TRITON product suite. The company is uniquely positioned and has a compelling value proposition for continued growth.”

Websense expects the Websense® TRITON® platform to continue accelerating growth. In 2012 TRITON billings increased more than 20 percent to $233 million. This growth validates the company’s strategic initiatives and confirms Websense trajectory in the content security market.

“Our top priority continues to be protecting organizations from data theft and the latest advanced cyber attacks,” said John McCormack, Websense CEO. “Vista brings an operational discipline that will enable us to continue to invest in the business and technology innovation. Our next chapter will further solidify and foster our security industry leadership. Websense employees worldwide are tirelessly committed to delivering an exceptional customer experience through the innovative TRITON platform.”

Today’s cybercriminals increasingly steal confidential information from insufficiently protected organizations. These attacks elude the traditional security measures of signature-based antivirus and firewalls, which cannot keep up with today’s changing threats. As one of the largest independent tests of real-world threat protection of web security systems validates, the Websense TRITON security platform blocks 68 percent more malicious links and malware than the next ranking competitor.

Websense TRITON unifies all the key components of threat defense and data theft prevention into a cohesive content security system. Data loss prevention (DLP) defenses, web security, email security, mobile security and Websense unified security intelligence are integrated under one Websense TRITON management console.

For information on the Websense TRITON platform, please visit www.websense.com/triton. The independent report referenced above is available in its entirety, including detailed test methodology and results, online at www.websense.com/proveit.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN) is a global leader in protecting organizations from the latest cyber attacks and data theft. Websense TRITON comprehensive security solutions unify web security, email security, mobile security and data loss prevention (DLP) at the lowest total cost of ownership. Tens of thousands of enterprises rely on Websense TRITON security intelligence to stop advanced persistent threats, targeted attacks and evolving malware. Websense prevents data breaches, intellectual property theft and enforces security compliance and best practices. A global network of channel partners distributes scalable, unified appliance- and cloud-based Websense TRITON solutions.

Websense TRITON stops more threats, visit www.websense.com/proveit to see proof. To access the latest Websense security insights and connect through social media, please visit www.websense.com/smc. For more information, visit www.websense.com and www.websense.com/triton.

About Vista Equity Partners

Vista Equity Partners, a U.S. based private equity firm with offices in San Francisco, Chicago and Austin, currently invests over $7 billion in capital committed to dynamic, successful technology-based organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support towards companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. For further information please visit www.vistaequitypartners.com.

Forward Looking Statements

Statements in this press release that relate to future results and events are forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 based on Websense’s current expectations regarding the proposed transaction. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. There can be no assurances that a transaction will be consummated. Other risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, if at all, Websense’s business may experience significant disruptions due to transaction-related uncertainty or other factors that the parties are unable to successfully implement integration strategies; and other risks that are described in Websense’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its subsequently filed SEC reports. Websense does not undertake any obligation to update these forward-looking statements except to the extent otherwise required by law.

Investor Contact:

Avelina Kauffman

Websense, Inc.

(858) 320-9364

akauffman@websense.com

Media Contact:

Patricia Hogan

Websense, Inc.

(858) 320-9393

phogan@websense.com